Exhibit 31.3

CERTIFICATIONS

I, Stephen Brady, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Tempest Therapeutics, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2025

	By:	/s/ Stephen Brady
Stephen Brady
Chief Executive Officer & President (Principal Executive Officer)